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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Education Management Corporation 2003 Incentive Plan of our report dated August 1, 2003, with respect to the consolidated financial statements and schedule of Education Management Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
November 19, 2003